Exhibit 28(h)(ii)(B)

AMENDED AND RESTATED EXHIBIT A

THIS AMENDED AND RESTATED EXHIBIT A, dated as of December 1, 2015, is Exhibit A to that certain Administration and Accounting Services Agreement dated as of July 19, 2007, between BNY Mellon Investment Servicing (US) Inc. and FundVantage Trust.

FUNDS

Boston Advisors Broad Allocation Strategy Fund

Cutwater Municipal Bond Inflation Protection Fund

Cutwater High Yield Fund

Cutwater Multi-Sector Inflation Protection Fund

Cutwater Investment Grade Bond Fund

Lateef Fund

WHV International Equity Fund

Pemberwick Fund

Private Capital Management Value Fund

Estabrook Value Fund

Estabrook Investment Grade Fixed Income Fund

Pacific Capital Tax-Free Securities Fund

Pacific Capital Tax-Free Short Intermediate Securities Fund

DuPont Capital Emerging Markets Fund

Polen Growth Fund

EIC Value Fund

DuPont Capital Emerging Markets Debt Fund

Gotham Absolute Return Fund

Gotham Enhanced Return Fund

Gotham Neutral Fund

Quality Dividend Fund

WHV/Seizert Small Cap Value Equity Fund

Sirios Focus Fund

Bradesco Latin American Hard Currency Bond Fund

Bradesco Latin American Equity Fund

Mount Lucas U.S. Focused Equity Fund

SkyBridge Dividend Value Fund

WHV/EAM Emerging Markets Small Cap Equity Fund

WHV/EAM International Small Cap Equity Fund

Gotham Absolute 500 Fund

Polen Capital Global Growth Fund

WHV/Acuity Tactical Credit Long/Short Fund

Gotham Enhanced 500 Fund

Gotham Total Return Fund

Gotham Index Plus Fund

Rivington Diversified Global Equity Fund by WHV

Rivington Diversified International Equity Fund by WHV

Gotham Institutional Value Fund

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC.

		By:	/s/ Dorothy R. McKeown
		Name:	Dorothy R. McKeown
		Title:	Managing Director
		Date:	12/10/15

FUNDVANTAGE TRUST

By:	/s/Joel Weiss
Name:	Joel Weiss
Title:	President and CEO
Date:	12/10/2015